QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.A

EXHIBIT A

JOINT FILING AGREEMENT

        The undersigned persons acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned persons and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned persons without the necessity of filing additional joint filing agreements. The undersigned persons acknowledge that each of them shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such undersigned person contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others undersigned persons, except to the extent that such undersigned person knows or has reason to believe that such information is inaccurate.

DATED AS OF: October 24, 2002

/s/ DOUGLAS H. MILLER Douglas H. Miller
/s/ T. W. EUBANK T. W. Eubank

QuickLinks

  EXHIBIT 99.A
JOINT FILING AGREEMENT